UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2026

VISTRA CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

Transaction Agreements

On October 30, 2026, Vistra Operations Company LLC, a Delaware limited liability company (“Buyer”) and an indirect wholly owned subsidiary of Vistra Corp., a Delaware corporation (“Vistra”), completed its previously announced transaction pursuant to that certain Purchase and Sale Agreement (the “Purchase Agreement”) with Q-Generation Holdings, LLC, a Delaware limited liability company (“Seller”). Under the Purchase Agreement, Buyer acquired from Seller one hundred percent (100%) of the limited liability company interests in Q-Generation, LLC, a Delaware limited liability company (the “Acquired Company”) (the transactions contemplated by the Purchase Agreement, the “Purchase Transaction”).

Concurrently with the completion of the Purchase Transaction, Buyer and TSVME LLC, a Delaware limited liability company and wholly owned subsidiary of Buyer (“Merger Sub”), completed the previously announced transaction pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”, and, together with the Purchase Agreement, the “Transaction Agreements”, and each a “Transaction Agreement”) with Hamilton Holdings II, LLC, a Delaware limited liability company and, prior to the completion of the Purchase Transaction, an indirect subsidiary of the Acquired Company (the “Target Company”), and Seller solely for purposes of Article II of the Merger Agreement and in its capacity as Members’ Representative (as defined in the Merger Agreement). Under the Merger Agreement, Merger Sub merged with and into the Target Company (the “Merger,” and the Merger together with the Purchase Transaction, the “Transactions”), with the Target Company surviving the Merger (the “Surviving Company”) on the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the Delaware Limited Liability Company Act. Immediately following the consummation of the Purchase Transaction and prior to the Merger, Buyer contributed Merger Sub to a direct or indirect wholly owned subsidiary of the Acquired Company. As a result of the Merger, the Surviving Company became a wholly owned subsidiary of the Acquired Company, and Merger Sub ceased to exist.

Pursuant to the Transaction Agreements, and in consideration for the limited liability company interests of the Acquired Company, consideration for the Merger, and other consideration received thereunder, Buyer and Vistra paid consideration consisting of (i) approximately $2.2 billion in cash (the “Cash Consideration”) (net of adjustments for working capital, acquired cash, the assumption of approximately $1.7 billion of outstanding indebtedness of the Acquired Company and its subsidiaries as of closing), and certain other adjustments and (ii) 5,000,000 shares of Vistra common stock, par value $0.01 per share, issued to Seller on the Closing Date at a mutually agreed-upon value of $185 per share (the “Stock Consideration”).

Pursuant to the Purchase Agreement, Vistra is required to file with the Securities and Exchange Commission (“SEC”), a shelf registration statement (or supplement thereto) registering the resale on a continuous basis of the shares of Vistra common stock comprising the Stock Consideration. In addition, Seller has agreed not to transfer the Stock Consideration for a period beginning on the Closing Date and continuing through January 30, 2027, subject to certain exceptions.

The foregoing description of the Transactions and the Transaction Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and Merger Agreement, copies of which are filed as Exhibits 2.1 and 2.2, respectively, herein. The Transaction Agreements were attached to this 8-K to provide investors with information regarding their terms. They are not intended to provide any other factual information about Vistra, Buyer, Seller, the Acquired Company or the Target Company. In particular, the representations, warranties and covenants of each party set forth in the Transaction Agreements were made only for the purposes of, and were and are solely for the benefit of the parties to, the Transaction Agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosure letters made for the purposes of allocating contractual risk between the parties to the Transaction Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. The confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Transaction Agreements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Transactions, approximately $1.7 billion of indebtedness of the Acquired Company and its subsidiaries was assumed. The indebtedness consisted of (1) approximately $800 million under a credit agreement among Cogentrix Finance HoldCo I, LLC, an indirect subsidiary of the Acquired Company, and the lenders thereunder and (2) $900 million under a credit agreement among Hamilton Projects Acquiror, LLC, an indirect subsidiary of the Acquired Company, and the lenders thereunder. On November 2, 2026, Vistra delivered to the lenders notice of its intent to repay the loans under the two credit agreements in full. Vistra expects to fully repay all term loans and revolving loans under the credit agreements on or about November 5, 2026.

Item 3.02. Unregistered Sales of Equity Securities.

On the Closing Date, Vistra issued 5,000,000 shares of Vistra common stock to Seller as the Stock Consideration. The shares of Vistra common stock comprising the Stock Consideration were issued in reliance on the exemption from registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), to a person who is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated by the SEC, without the use of any general solicitation or advertising to market or otherwise offer the securities for sale. Vistra relied upon representations, warranties, certifications and agreements of Seller in support of the satisfaction of the conditions contained in Section 4(a)(2) of the Securities Act. The shares of Vistra common stock comprising the Stock Consideration have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from such registration requirements.

Item 7.01. Regulation FD Disclosure.

On October 30, 2026, Vistra issued a press release announcing completion of the Transactions. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 attached hereto is deemed to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1*
Purchase and Sale Agreement, dated as of December 31, 2025, by and among Q-Generation Holdings, LLC, Vistra Operations Company LLC and Vistra Corp. (incorporated by reference to Exhibit 2.1 to Vistra’s Current Report on Form 8-K filed on January 5, 2026).

2.2*
Agreement and Plan of Merger, dated as of December 31, 2025, by and among Hamilton Holdings II, LLC, Vistra Operations Company LLC, TSVME LLC and Q-Generation Holdings, LLC (incorporated by reference to Exhibit 2.2 to Vistra’s Current Report on Form 8-K filed on January 5, 2026).

99.1	Press Release dated October 30, 2026.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

* Certain schedules and other similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Vistra agrees to furnish supplementally a copy of any omitted schedules or attachments to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 5, 2026

VISTRA CORP.

By:	/s/ Kristopher E. Moldovan
Name:	Kristopher E. Moldovan
Title:	Executive Vice President and Chief Financial Officer